Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063

Aircastle Announces First Quarter 2008 Results
Highlights

•	Total revenues of $135.0 million and net income of $31.6 million increased by 92.8% and 46.9%, respectively, over Q1 2007

•	EBITDA[1] of $119.9 million increased by 101.7% over Q1 2007

•
Income from continuing operations of $31.6 million, or $0.41 per diluted share in Q1 2008 grew by 51.7% compared to Q1 2007 and included hedge and debt investment charges of $3.3 million, or $0.04 per diluted share

•	Adjusted income from continuing operations[1] of $34.9 million, or $0.45 per diluted share, increased by 67.0% and 28.6%, respectively, over Q1 2007

•	Adjusted income from continuing operations plus depreciation[1] of $1.07 per diluted share grew by 48.6% over Q1 2007

•	Entered into and funded a $786.1 million, seven year term debt facility for a portfolio of 28 aircraft

•	Completed $169.9 million in acquisitions for the quarter

Financial Results

Stamford, CT.  May 9, 2008 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported first quarter total revenues of $135.0 million and net income of $31.6 million, or $0.41 per diluted share.  Income from continuing operations for the first quarter was also $31.6 million, or $0.41 per diluted share, and included expenses of approximately $3.3 million, or $0.04 per diluted share, comprised of $3.0 million of charges related to the termination and ineffective portion of certain interest rate hedge agreements and a $0.3 million loss on the sale of certain debt investments.

First quarter revenue of $135.0 million increased 92.8% over first quarter 2007.  Income from continuing operations grew 51.7% year over year.  The year over year increases in revenues and income from continuing operations primarily reflect the growth in our aviation assets to $4.2 billion at March 31, 2008 from $2.1 billion at March 31, 2007 and the corresponding higher weighted average debt balance compared to the prior period.

[1] Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

Aviation Assets

As of March 31, 2008 Aircastle owned aviation assets having an aggregate purchase price of $4.2 billion, including 136 aircraft.

Owned Aircraft as of March 31, 2008(A)
121 Passenger Aircraft	77%
15 Freighter Aircraft	23%
Number of Lessees	59
Number of Countries	31
Weighted Average Remaining Lease Term (years)	5.2
Percentage of Aircraft Leased Outside U.S.	92%
Percentage of “Latest Generation” Aircraft	86%

(A) Calculated using net book value.

Capital Markets Activity

On May 2, 2008, Aircastle announced that two of its subsidiaries entered into and funded a $786.1 million, seven year term debt facility on a portfolio of 28 aircraft. The facility was arranged by Calyon New York Branch acting as Sole Bookrunner with HSH Nordbank AG, New York Branch, KfW Ipex-Bank GmbH and DVB Bank AG acting as Joint Lead Arrangers.  Proceeds from the financing will be used to repay related outstanding amounts for the aircraft under Aircastle’s existing credit facilities.   The loans will bear interest on a floating rate basis at a rate of one-month LIBOR plus 1.75%.

Aircastle’s CEO Ron Wainshal commented, “Our financial results during the first quarter of 2008 were strong, with $119.9 million in EBITDA and $1.07 per diluted share of adjusted income from continuing operations plus depreciation.  We believe global aircraft lease market demand remains healthy and our aircraft portfolio continues to perform extremely well, generating a run rate revenue yield on aviation assets of more than 13.7%2 with an average remaining lease term of 5.2 years.

Looking ahead, I believe there will continue to be excellent opportunities for asset-based, value-oriented investors and we intend to capitalize on our extensive experience acquiring and managing aviation assets.  In addition, we continue to look for ways to grow our earnings, including through managed funds to invest in additional aircraft.”

[2] The run rate revenue yield is calculated by dividing the annualized month end lease rental run rate by the flight equipment held for lease net of accumulated depreciation.

Non-GAAP Information

Aircastle discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:
•	EBITDA
•	Adjusted income from continuing operations
•	Adjusted income from continuing operations plus depreciation
•	Adjusted shareholders’ equity

We urge you to read the reconciliation of such data to the related GAAP measures appearing later in this release.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Friday, May 9, 2008 at 12:00 P.M. Eastern time. A copy of the earnings release will be posted to the Investors section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the "Aircastle First Quarter Earnings Call."

A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Friday, May 16, 2008 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode "43220638.”

About Aircastle Limited

Aircastle Limited is a global aviation company that acquires and leases high-utility commercial jet aircraft to airlines throughout the world. As of May 6, 2008, Aircastle had acquired and committed to acquire aviation assets having an aggregate purchase price equal to $4.3 billion and $1.3 billion, respectively, for a total of approximately $5.6 billion.

Safe Harbor

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell and lease aircraft, issue aircraft lease-backed securities or raise other long-term debt, pay and grow dividends, extend, modify or replace existing financing and increase revenues, earnings and EBITDA. Words such as ”anticipate(s),” ”expect(s),” ”intend(s),” ”plan(s),” “target(s),” “project(s),” “predict(s),” ”believe(s),” “may,” ‘‘will,” ”would,” “could,” ‘‘should,” “seek(s),” “estimate(s)’’ and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, our continued ability to obtain additional capital to finance our working capital needs and our growth and to refinance our short-term debt financings with longer-term debt financings; our ability to acquire aircraft at attractive prices; our ability to find new ways to raise capital, including managing investment funds; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay or maintain dividends; our ability to lease aircraft at favorable rates; an adverse change in the value of our aircraft; the possibility that conditions to closing of certain transactions will not be satisfied; general economic conditions and economic conditions in the markets in which we operate; competitive pressures within the industry and/or markets in which we operate; high fuel prices and other factors affecting the creditworthiness of our airline customers; interest rate fluctuations; margin calls and termination payments on our interest rate hedges; our ability to obtain certain required licenses and approvals; the impact of future terrorist attacks or wars on the airline industry; our concentration of customers, including geographical concentration; and other risks detailed from time to time in Aircastle Limited’s filings with the Securities and Exchange Commission ( the “SEC”), including “Risk Factors” as previously disclosed in Aircastle’s 2007 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31, 2007	March 31, 2008
		(unaudited)
ASSETS
Cash and cash equivalents	$13,546	$17,351
Accounts receivable	4,957	5,899
Debt investments	113,015	22,374
Restricted cash and cash equivalents	161,317	179,289
Flight equipment held for lease, net of accumulated depreciation of $189,737 and $237,708	3,807,116	3,980,634
Aircraft purchase deposits and progress payments	245,331	170,638
Leasehold improvements, furnishings and equipment, net of accumulated depreciation of $1,335 and $1,526	1,391	1,390
Other assets	80,969	122,648
Total assets	$4,427,642	$4,500,223

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings under credit facilities	$798,186	$981,592
Borrowings from securitizations	1,677,736	1,662,044
Accounts payable, accrued expenses and other liabilities	65,967	73,302
Dividends payable	55,004	19,640
Lease rentals received in advance	31,016	26,669
Repurchase agreements	67,744	2,283
Security deposits	74,661	72,398
Maintenance payments	208,363	230,585
Fair value of derivative liabilities	154,388	248,365
Total liabilities	3,133,065	3,316,878

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 78,574,657 shares issued and outstanding at December 31, 2007; and 78,559,976 shares issued and outstanding at March 31, 2008	786	786
Additional paid-in capital	1,468,140	1,468,840
Dividends in excess of earnings	(48,960)	(36,963)
Accumulated other comprehensive loss	(125,389)	(249,318)
Total shareholders’ equity	1,294,577	1,183,345
Total liabilities and shareholders’ equity	$4,427,642	$4,500,223

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2007	2008
Revenues:
Lease rentals	$67,358	$133,627
Interest income	2,588	1,291
Other revenue	58	38
Total revenues	70,004	134,956

Expenses:
Depreciation	21,633	48,215
Interest, net	16,730	41,011
Selling, general and administrative (including non-cash share based payment expense of $1,258 and $1,598, respectively)	8,497	11,489
Other expenses	382	890
Total expenses	47,242	101,605

Income from continuing operations before income taxes	22,762	33,351
Income tax provision	1,905	1,714
Income from continuing operations	20,857	31,637
Earnings from discontinued operations, net of income taxes	684	—
Net income	$21,541	$31,637

Basic earnings per share:
Income from continuing operations	$0.35	$0.41
Earnings from discontinued operations, net of income taxes	0.01	—
Net income per share	$0.36	$0.41

Diluted earnings per share:
Income from continuing operations	$0.35	$0.41
Earnings from discontinued operations, net of income taxes	0.01	—
Net income per share	$0.36	$0.41

Dividends declared per share	$0.50	$0.25

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2007	2008
Cash flows from Operating activities:
Net income	$21,541	$31,637
Adjustments to reconcile net income to net cash provided by operating activities (inclusive of amounts related to discontinued operations)
Depreciation	22,394	48,162
Amortization of deferred financing costs	1,514	2,584
Amortization of lease premiums and discounts, and other related lease items	(1,701)	(2,713)
Deferred income taxes	1,892	1,061
Accretion of purchase discounts on debt investments	(208)	(149)
Non-cash share based payment expense	1,258	1,598
Cash flow hedges reclassified into earnings	(1,007)	(139)
Ineffective portion of cash flow hedges	42	1,998
Loss on sale of investments	—	245
Changes in certain assets and liabilities:
Accounts receivable	4,215	(942)
Restricted cash and cash equivalents	(15,373)	(17,972)
Other assets	(458)	574
Accounts payable, accrued expenses and other liabilities	(5,056)	(2,081)
Payable to affiliates	(35)	(185)
Lease rentals received in advance	2,976	(4,347)
Security deposits and maintenance payments	28,525	19,959
Net cash provided by operating activities	60,519	79,290
Cash flows from investing activities:
Acquisition and improvement of flight equipment	(446,390)	(117,027)
Aircraft purchase deposits and progress payments	(8,600)	(5,312)
Purchase of debt investments	(15,251)	—
Proceeds from sale of debt investments	—	65,335
Principal repayments on debt investments	12,664	11,224
Margin call payments on derivatives and repurchase agreements	(5,660)	(198,882)
Margin call receipts on derivatives and repurchase agreements	—	158,244
Leasehold improvements, furnishings and equipment	—	(190)
Net cash used in investing activities	(463,237)	(86,608)
Cash flows from financing activities:
Issuance of common shares in public offerings, net	493,056	—
Repurchase of shares from directors and employees	(210)	(898)
Securitization repayments	(5,400)	(15,692)
Deferred financing costs	(1,227)	(2,571)
Credit facility borrowings	486,584	325,608
Credit facility repayments	(552,961)	(142,202)
Proceeds from repurchase agreements	140	—
Principal repayments on repurchase agreement	(3,790)	(65,461)
Payments for terminated cash flow hedges	—	(32,657)
Dividends paid	(22,584)	(55,004)
Net cash provided by financing activities	393,608	11,123
Net decrease in cash and cash equivalents	(9,110)	3,805
Cash and cash equivalents at beginning of period	58,118	13,546
Cash and cash equivalents at end of period	$49,008	$17,351

Aircastle Limited and Subsidiaries
Supplement Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,		Percent
	2007	2008	Increase

Revenues	$ 70,004	$ 134,956	92.8%

Annualized month end lease rental run rate at period end	$292,397	$ 546,549	86.9%

EBITDA	$ 59,466	$ 119,931	101.7%

Adjusted Income from continuing operations	$ 20,899	$ 34,901	67.0%
Basic earnings per share	$ 0.36	$ 0.45	25.0%
Diluted earnings per share	$ 0.35	$ 0.45	28.6%

Adjusted Income from continuing operations plus depreciation	$ 42,532	$ 83,116	95.4%
Basic earnings per share	$ 0.72	$ 1.07	48.6%
Diluted earnings per share	$ 0.72	$ 1.07	48.6%

Basic Shares Outstanding	58,864	77,720
Diluted Shares Outstanding	59,156	77,720

Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2007	2008

Net income	$ 21,541	$ 31,637
Depreciation	21,633	48,215
Amortization	(1,659)	(2,646)
Interest, net	16,730	41,011
Income tax provision	1,905	1,714
Earnings from discontinued operations, net of income taxes	(684)	—
EBITDA	$ 59,466	$ 119,931

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Income from Continuing Operations plus Depreciation Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2008

Income from continuing operations	$20,857	$31,637
Termination of cash flow hedge	-	1,021
Ineffective portion of cash flow hedges	42	1,998
Loss on sale of debt investments	-	245
Adjusted income from continuing operations	20,899	34,901

Depreciation	21,633	48,215
Adjusted income from continuing operations plus depreciation	$42,532	$83,116

We adjust income from continuing operations for termination of cash flow hedges, ineffective portion of cash flow hedges and loss on sale of debt investments. We use adjusted income from continuing operations to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance net of non-recurring items.

We use adjusted income from continuing operations plus depreciation to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance on an operating cash flow basis after taking into account interest expense on our outstanding indebtedness.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Shareholders’ Equity Reconciliation
(Dollars in thousands)
(Unaudited)

	December 31,	March 31,
	2007	2008

Shareholders’ equity	$ 1,294,577	$ 1,183,345
Fair value of derivative liability	154,388	248,365
Adjusted shareholders’ equity	$ 1,448,965	$ 1,431,171

We define adjusted shareholders’ equity as shareholders’ equity less the fair value of our derivative contracts.  We believe this non-GAAP measure provides us with a consistent basis to evaluate and measure our operating performance net of mark to market (i.e., unrealized) fluctuations in our derivative contracts.